Exhibit 99.2

Ad-hoc notification pursuant to Article 17 of Regulation (EU) No. 596/2014

ADTRAN Holdings, Inc.: Preliminary Q3 2023 revenue below guidance but non-GAAP operating margin within guidance

Huntsville, Alabama (United States of America). October 16, 2023 (CT)

During the preparation of the nine-month report 2023 of ADTRAN Holdings, Inc. (“ADTRAN Holdings” or the “Company”) (NASDAQ: ADTN; FSE: QH9), the Company determined today that, although it met its non-GAAP operating margin guidance, the Company’s preliminary GAAP revenue for the third quarter of 2023 deviated below the guidance range.

The deviation from guidance relating to revenue was caused primarily by the unexpected strengthening of the U.S. dollar throughout the third quarter of 2023. The preliminary numbers were as follows:

•	Preliminary GAAP revenue was $272.3 million and 1.0% below the lower end of the guidance range of $275 million to $305 million.

•	Preliminary non-GAAP operating margin was -1.9% and within the upper half of the guidance range of-5.0% – 0.0%.

Total customer count continued to grow in the third quarter of 2023. However, management believes that customers will continue to manage their inventories conservatively and adjust their capital expenditure budgets in the fourth quarter in response to the changed economic environment.

The final results for the three- and nine-month periods ended September 30, 2023 will be released as planned on November 06, 2023 (Central Time) or November 07, 2023 (Central European Time), respectively.

The information contained in this ad hoc notification is solely based on unaudited condensed consolidated results. Non-GAAP operating margin (which is calculated as non-GAAP operating loss divided by revenue) is a non-GAAP financial measure. A reconciliation between GAAP operating loss for the third quarter and non-GAAP operating loss is set forth in the table provided below.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this ad hoc notification which are not historical facts, such as those relating to strategy, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties related to manufacturing and supply chain constraints; (ii) risks and uncertainties related to the completed business combination between the Company, ADTRAN, Inc. (“ADTRAN”) and Adtran Networks SE (“Adtran Networks”), including risks related to the ability to successfully integrate ADTRAN’s and Adtran Networks’ businesses, the disruption of management time from ongoing business operations due to integration efforts following the business combination, and the risk that ADTRAN Holdings may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; (iii) risks and uncertainties relating to the recent restatement of our previously issued consolidated financial statements and ongoing material weakness in our internal control over financial reporting; (iv) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as ongoing tighter inventory management of ADTRAN Holdings’ customers; (v) the risk posed by potential breaches of information systems and cyber-attacks; (vi) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (vii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, as amended, as well as its Form 10-Q for the quarter ended June 30, 2023.

Explanation of Use of Non-GAAP Financial Measures

Set forth in the table below is a reconciliation of operating loss as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP operating loss. Such non-GAAP measure excludes acquisition related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments), stock-based compensation expense, amortization of pension actuarial losses, deferred compensation adjustments, integration expenses, restructuring expenses and asset and goodwill impairments. This measure is used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of non-GAAP operating loss, when combined with the presentation of the most directly comparable GAAP financial measure, GAAP operating loss, is beneficial to the overall understanding of ongoing operating performance of the Company. This non-GAAP financial measure is not prepared in accordance with, or as an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Loss

(Unaudited, in millions)

Three Months Ended September 30, 2023
Operating Loss	$(82,125)
Acquisition-related expenses, amortizations, and adjustments (1)	$18,070
Stock-based compensation expense	$3,530
Restructuring expenses (2)	$24,872
Integration expenses (3)	$1,639
Deferred compensation adjustments (4)	$(1,801)
Goodwill impairment (5)	$30,703
Asset impairment	—
Pension adjustments	—
Non-GAAP Operating Loss	$(5,111)

(1)

Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, trade names acquired in connection with business combinations, and amortization of inventory fair value adjustments.

(2)

Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include an inventory write down totaling approximately $21 million incurred as a result of the exit from certain product lines in connection with the restructuring program. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and is expected to be completed in late 2024.

(3)

Includes fees relating to the expansion of internal controls at Adtran Networks SE and the implementation of the DPLTA. Additionally, includes expenses related to the Company’s one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(4)

Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5)	Includes non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

Published by

Adtran Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public-relations@adva.com

Notifying person and contact for investors

Steven Williams

+49 89 890 665 918

investor.relations@adtran.com